Exhibit 10.3

Bending Spoons S.p.A.

2026 Equity Compensation Plan

Article 1
PURPOSE

The Plan’s purpose is to enhance the ability of the Company and its Subsidiaries to attract, retain, and motivate employees, consultants, and members of the board of directors by providing them with equity-based compensation.

Article 2
DEFINITIONS

As used in the Plan or in any instrument governing the terms of any Grant, the following definitions apply to the terms indicated below:

(a)	“Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee, or any member of the Board or executive officers of the Company to the extent delegated under section 3.2.

(b)	“Applicable Laws” means, to the extent applicable, the laws, regulations, and rules governing the administration of equity-based compensation plans of Italy, the U.S., any Stock Exchange on which the Shares are or become listed, and any other jurisdiction where Grants are assigned.

(c)	“Board” means the board of directors of the Company.

(d)	“Cause” means, with respect to a Participant, (1) “cause” (or any term of similar effect) as defined in such Participant’s employment or service agreement with the Company or any of its Subsidiaries if such an agreement exists and contains a definition of “cause” (or term of similar effect), and (2) one or more of the following, as determined by the Administrator: (A) any willful, material violation by the Participant of any law or regulation applicable to the Company or any of its Subsidiaries, (B) the Participant’s commission of a felony (or crime of similar magnitude under Applicable Laws outside the U.S.) or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, act of dishonesty or misappropriation, or similar conduct against the Company or any of its Subsidiaries, (C) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any of its Subsidiaries or any other person having a business relationship with any of them, (D) any material breach or violation by the Participant of any agreement or understanding between the Company or any of its Subsidiaries and the Participant regarding the terms of the Participant’s service as Service Provider, including the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as a Service Provider, other than as a result of having a Disability, or a breach of any applicable invention assignment, non-compete, or confidentiality agreement, or other similar agreement between the Company or any of its Subsidiaries and the Participant, (E) the Participant’s disregard or violation of the code of conduct or ethics of the Company or any of its Subsidiaries, (F) the Participant’s disregard or violation of the insider trading policy of the Company or any of its Subsidiaries, (G) the Participant’s disregard or violation of one or more of the policies of the Company or any of its Subsidiaries so as to cause loss, harm, damage, or injury to the property, reputation, or Service Providers of the Company or any of its Subsidiaries, (H) any other misconduct by the Participant which is injurious to the financial condition or business reputation of, or is otherwise injurious to, the Company or any of its Subsidiaries.

(e)	“Committee” means one or more committees or subcommittees of the Board, which may include one or more Directors or executive officers.

(f)	“Company” means Bending Spoons S.p.A., a joint stock company organized under Italian law.

(g)	“Consultant” means any person, including any adviser, engaged by the Company or any of its Subsidiaries to render services to such entity if such person (1) renders bona fide services to the Company or any of its Subsidiaries, (2) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities, and (3) is a natural person.

(h)	“Corporate Transaction” means any extraordinary transaction or event related to the Company and affecting the Company, its shareholders, or the Participants, including any Equity Restructuring, share capital increase, offering of securities, repurchase of shares, acquisition, business combination, merger, consolidation, change in control, restructuring, delisting of the Company’s Shares from a Stock Exchange, liquidation, dissolution, disposition of all or substantially all the Company’s assets, or any unusual or nonrecurring transaction or event affecting the Company’s financial statements.

(i)	“Director” means a member of the Board.

(j)	“Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(k)	“Employee” means an employee of one or more of the Company and its Subsidiaries.

(l)	“Equity Restructuring” means a non-reciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, reverse stock split, spin-off, recapitalization, or large, nonrecurring cash dividend, that affects the Shares or other securities of the Company, or the share price of Shares or other securities of the Company, and causes a change in the per share value of the Shares underlying outstanding Grants.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)	“Fair Market Value” means the value of a Share as of any date determined as follows, unless the applicable sub-plan of the Plan or Grant Agreement specifies a method for determining the value of a Share, in which case that method will apply:

(1)	if the Share is listed on a Stock Exchange, the Fair Market Value is the closing sale price on that date, or if no sale occurred on that date, on the last preceding date on which a sale occurred, as reported in The Wall Street Journal or another source determined by the Administrator; or

(2)	if the Share is not listed on a Stock Exchange, the Fair Market Value is the current value of a Share as determined by the Administrator in good faith, in accordance with the best economic valuation practice.

(o)	“Grant Agreement” means a written agreement evidencing a Grant in form and substance approved by the Administrator, subject to the Plan.

(p)	“Grant” means, individually or collectively, a grant of Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Other Grant under the Plan.

(q)	“Organizational Documents” means, collectively, (1) the Company’s deed of incorporation, bylaws, or other similar organizational documents relating to the creation and governance of the Company, and (2) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee, if any.

(r)	“Other Grant” means a grant of cash or Shares, or other grant whose value is wholly or partially determined by referring to, or that is otherwise based on, Shares or other property assigned to a Participant under Article 8.

(s)	“Overall Share Limit” means 51,000,000 Shares.

(t)	“Participant” means a Service Provider who has been assigned a Grant.

(u)	“Plan” means this 2026 Equity Compensation Plan, including any of its sub-plans, as amended from time to time.

(v)	“Public Trading Date” means the first date upon which the Shares are listed, or approved for listing, upon notice of issuance on any Stock Exchange or designated, or approved for designation, upon notice of issuance as a national market security on a Stock Exchange, as applicable.

(w)	“Restricted Stock” means Shares assigned to a Participant under Article 7, subject to certain terms and conditions.

(x)	“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share, subject to certain terms and conditions, potentially including vesting conditions.

(y)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

(z)	“Securities Act” means the Securities Act of 1933, as amended.

(aa)	“Service Provider” means an Employee, Consultant, or member of the board of directors of the Company or any of its Subsidiaries.

(bb)	“Shares” means class X-1 or X-2 shares of the Company or, following the U.S. Listing, ordinary shares of the Company.

(cc)	“Stock Appreciation Right” means a stock appreciation right assigned under Article 5.

(dd)	“Stock Exchange” means a national securities exchange, an interdealer quotation system, or other regulated market.

(ee)	“Stock Option” means an option to purchase Shares, subject to certain terms and conditions.

(ff)	“Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity) in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

(gg)	“Substitute Grants” means Grants assigned or Shares issued by the Company in assumption of, or in substitution or exchange for, grants previously assigned, or the right or obligation to make future grants, in each case by an entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(hh)	“Successor Entity” means the Company or, if applicable, the entity that as a result of a Corporate Transaction controls, directly or indirectly, the Company, or owns, directly or indirectly, all or substantially all of the Company’s assets, or otherwise succeeds to the Company’s business.

(ii)	“Termination of Service” means the cessation of a Participant’s status as a Service Provider, subject to the following:

(1)	A Participant who ceases to be a Service Provider but resumes that status within 30 days of the cessation will be deemed as not having had a Termination of Service, and during that 30-day period, any effect of a Termination of Service on such Participant under the Plan and any applicable Grant Agreement will be suspended.

(2)	If the Participant does not resume Service Provider status within the 30-day period described in clause (1), the Termination of Service will be deemed to have occurred on the date the Participant originally ceased to be a Service Provider.

(jj)	“U.S.” means the United States of America.

(kk)	“U.S. Listing” means the admission to trading of the Shares on a U.S. Stock Exchange, following the Public Trading Date.

Article 3
ADMINISTRATION AND DELEGATION

3.1	Administration. The Plan will be administered by the Administrator, and the Administrator’s determinations under the Plan will be in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Grant. Without limiting the generality of the foregoing, and subject to the terms and conditions of the Plan, including section 11.7, the Administrator has the exclusive discretionary authority to:

(a)	designate Participants;

(b)	determine the type or types of Grants to be assigned to each Participant;

(c)	determine the number of Grants to be assigned and the number of Shares to which a Grant will relate;

(d)	determine the terms and conditions of any Grant and related Grant Agreement, including the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Grant, any schedule for vesting, lapse of forfeiture restrictions, or for restrictions on the exercisability of a Grant, and accelerations, waivers, or amendments of a Grant;

(e)	determine whether, to what extent, and under what circumstances a Grant may be settled in, or the exercise price of a Grant may be paid in cash, Shares, or other property, or a Grant may be canceled, forfeited, or surrendered;

(f)	determine how the disability, the death, the retirement, an authorized leave of absence, or any other change or purported change in a Participant’s status as Service Provider affects a Grant and the extent to which, and the period during which the Participant, the Participant’s legal representative, conservator, or guardian may exercise rights under the Grant, if applicable;

(g)	determine the occurrence of a Corporate Transaction, the date of the occurrence of such Corporate Transaction, and any incidental matters relating to it;

(h)	determine whether Cause exists or has existed with respect to a Participant, including in connection with their Termination of Service;

(i)	amend any Grant or Grant Agreement, including the exercise price or vesting schedule, or take any other action (including retroactive action) that the Administrator considers necessary or appropriate, subject to subsection 11.7(b);

(j)	determine the Fair Market Value;

(k)	interpret the Plan and Grant Agreements, and adopt, amend, and repeal the Plan’s administrative rules, sub-plans, guidelines, policies, procedures, and practices as the Administrator deems advisable;

(l)	correct defects and ambiguities, supply omissions, and reconcile inconsistencies in the Plan or any Grant Agreement as the Administrator deems necessary or appropriate to administer the Plan and any Grants; and

(m)	make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

3.2	Delegation.

(a)	To the extent permitted under Applicable Laws and subject to this section 3.2, the Board or the Administrator, as applicable, may delegate any or all its authority under the Plan to one or more Service Providers and committees of the Company, including the Committee. The Board or the Administrator, as applicable, may rescind any such delegation, abolish any such committee, and re-vest in itself any previously delegated authority at any time.

(b)	Notwithstanding subsection 3.2(a), the Board, acting by a majority of its members in office, will conduct the general administration of the Plan with respect to Grants assigned to Directors and, with respect to such Grants, the term “Administrator” as used in the Plan will be deemed to refer to the Board.

(c)	In no event will a Service Provider be delegated the authority to assign Grants to, or amend Grants held by, himself or herself.

(d)	Following the U.S. Listing, to the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to a Grant that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. However, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Grant assigned by the Committee that is otherwise validly assigned under the Plan.

(e)	Following the U.S. Listing, in no event will an executive officer or Service Provider of the Company or any of its Subsidiaries be delegated the authority to assign Grants to, or amend Grants held by, (1) individuals who are subject to Section 16 of the Exchange Act, or (2) members of the board of directors or executive officers of the Company or any of its Subsidiaries to whom authority to assign or amend Grants has been delegated under this section 3.2.

Article 4
SHARES AVAILABLE FOR GRANTS

4.1	Number of Shares. Subject to adjustment under Article 9 and this Article 4, the maximum number of Shares that may be issued pursuant to Grants under the Plan will be equal to the Overall Share Limit. Shares issued under the Plan may consist of one or more of the following: (1) Shares issued by the Company in one or more share capital increases, (2) Shares purchased by the Company or its Subsidiaries in the open market, and (3) treasury Shares held by the Company or its Subsidiaries.

4.2	Share Recycling.

(a)	The Shares that are covered by any portion of a Grant that expires, lapses, is forfeited, or is canceled or terminated, to the extent it has not been exercised or settled, will again be available for Grants under the Plan.

(b)	Notwithstanding anything to the contrary in the Plan, the following Shares will count against the Overall Share Limit under section 4.1 and will not be available for future assignments of Grants: (1) Shares subject to Stock Appreciation Rights that are not issued in connection with the settlement of the Stock Appreciation Rights on their exercise; (2) Shares purchased on the open market by the Company; and (3) Shares delivered by a Participant to the Company, by actual delivery or attestation, to satisfy the exercise or purchase price of a Grant, or to satisfy any withholding obligations with respect to social security contributions or tax with respect to a Grant (including Shares retained by the Company from the Grant).

4.3	Substitute Grants.

(a)	In connection with the merger or consolidation of another entity with the Company or any of its Subsidiaries (with the Company or any of its Subsidiaries as the surviving entity), or the Company’s or any of its Subsidiaries’ acquisition of another entity’s property or shares, the Administrator may assign Grants in substitution for any equity-based grants assigned by such entity or its Subsidiaries before the merger, consolidation, or acquisition. Substitute Grants may be assigned on such terms as the Administrator deems appropriate, notwithstanding limitations on Grants in the Plan.

(b)	Substitute Grants will not count against the Overall Share Limit, and Shares subject to a Substitute Grant will not be added to the Shares available for Grants under the Plan.

4.4	Non-Employee Director Compensation. The Administrator may establish compensation for non-employee Directors on one or more occasions, subject to the Plan, the Organizational Documents, and Applicable Laws.

Article 5

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1	General.

(a)	The Administrator may assign Stock Options or Stock Appreciation Rights to Service Providers, subject to the Plan and any other terms and conditions that the Administrator may determine in the Grant Agreement in accordance with the Plan.

(b)	Subject to subsection 5.1(a), upon exercise of a Stock Appreciation Right, the Participant will be entitled to receive an amount equal to (1) the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right multiplied by (2) the number of Shares with respect to which the Stock Appreciation Right is exercised. The amount payable may be settled in cash, Shares valued at Fair Market Value, or a combination of the two, as the Administrator determines or provides in the Grant Agreement.

5.2	Settlement.

(a)	Each Stock Option or Stock Appreciation Right will be exercisable at such times and on such terms as specified in the Grant Agreement. No Stock Option or Stock Appreciation Right will have a term exceeding ten years from the date the Grant is assigned.

(b)	If, on the last business day of the term of a Stock Option or Stock Appreciation Right, the exercise of the Stock Option or Stock Appreciation Right is prohibited by Applicable Laws, or Shares may not be purchased or sold by the Participant due to any Company insider trading policy (including black-out periods) or a lock-up agreement entered into in connection with an issuance of securities by the Company, the term of the Stock Option or Stock Appreciation Right will be extended until the earlier of (1) 30 days after the end of the applicable legal prohibition, black-out period, or lock-up agreement, and (2) the maximum term permitted by Applicable Laws. The Administrator may determine not to apply this automatic extension with respect to any Grant.

(c)	Unless otherwise determined by the Administrator, (1) no portion of a Stock Option or Stock Appreciation Right that is unvested at the Participant’s Termination of Service will become exercisable, and (2) the unexercisable portion of a Stock Option or Stock Appreciation Right will automatically expire upon the Termination of Service.

(d)	Stock Options and Stock Appreciation Rights may be exercised by delivering a written notice of exercise to the Company, in the form and manner the Administrator determines, together with, as applicable, payment in full (1) of the exercise price, as specified in section 10.11, for the number of Shares for which the Grant is exercised, and (2) as specified in section 10.10(a), of any withholding obligations with respect to social security contributions or tax. Unless the Administrator otherwise determines, a Stock Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.3	Exercise Price. The Administrator will establish each Stock Option’s and Stock Appreciation Right’s exercise price and specify it in the Grant Agreement.

5.4	Termination with Cause. If, prior to the end of the term of a Stock Option or Stock Appreciation Right, a Termination of Service occurs due to, or in the presence of, Cause, the Participant’s right to exercise any Stock Option or Stock Appreciation Right will terminate immediately upon such determination. This section 5.4 applies to the extent permitted by Applicable Laws.

Article 6
RESTRICTED STOCK UNITS

6.1	General. The Administrator may assign Restricted Stock Units to Service Providers, subject to the Plan and any other terms and conditions that the Administrator may determine in the Grant Agreement in accordance with the Plan.

6.2	Shareholder Rights. A Participant will have no rights of a shareholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

6.3	Settlement.

(a)	Settlement of Restricted Stock Units will occur when or after the Restricted Stock Units vest, at a time determined by the Administrator to ensure administrative efficiency or compliance with Applicable Laws or Company policies.

(b)	Unless otherwise determined by the Administrator, (1) no portion of a Restricted Stock Unit that is unvested at the Participant’s Termination of Service will vest or be settled, and (2) such an unvested portion of a Restricted Stock Unit will automatically expire upon the Termination of Service.

6.4	Termination with Cause. If, prior to the settlement of a Restricted Stock Unit, a Termination of Service occurs due to, or in the presence of, Cause, the Participant’s right to settlement of that Restricted Stock Unit will terminate immediately upon such determination. This section 6.4 applies to the extent permitted by Applicable Laws.

Article 7
RESTRICTED STOCK

7.1	General. The Administrator may assign Restricted Stock, or the right to purchase Restricted Stock, to Service Providers, subject to the Plan, the Organizational Documents, and any other terms and conditions that the Administrator may determine in the Grant Agreement in accordance with the Plan, including the Company’s right to repurchase all or part of such Restricted Stock at a stated or formula price from the Participant (or to require forfeiture of such Shares) if conditions are not satisfied before the end of one or more restriction periods.

7.2	Shareholder Rights. Subject to this Article 7, a Participant holding Restricted Stock will be entitled to all the rights of a shareholder with respect to such Shares unless the Administrator determines otherwise in the Grant Agreement.

7.3	Dividends. Unless the Administrator otherwise determines in the Grant Agreement, to the extent permitted by Applicable Laws, dividends declared on Restricted Stock during the vesting period are forfeited, and the Participant is entitled to dividends only starting from the vesting date. If the foregoing treatment is not permitted by Applicable Laws, dividends declared during the vesting period are accumulated and paid to the Participant upon vesting of the Restricted Stock, subject to the same vesting conditions as the Restricted Stock and, if the Restricted Stock is forfeited, any accumulated dividends are forfeited. If any dividends or distributions are paid in Shares or consist of a dividend or distribution of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. All required dividend payments will be made no later than March 15 of the calendar year following the one in which the right to the dividend payment becomes nonforfeitable, unless otherwise determined by the Administrator.

Article 8
OTHER GRANTS

The Administrator may assign Other Grants to Service Providers, including Grants giving Service Providers the right to receive Shares to be delivered in the future and annual or other periodic or long-term cash bonus grants, in each case subject to the Plan and any other terms and conditions that the Administrator may determine in the Grant Agreement in accordance with the Plan.

Article 9
ADJUSTMENTS FOR CERTAIN EVENTS

9.1	Equity Restructuring. In connection with any Equity Restructuring, the Administrator will equitably adjust each outstanding Grant as it deems appropriate to reflect the Equity Restructuring. This may include, but is not limited to, adjusting the number and kind of securities subject to each outstanding Grant, the Grant’s exercise price or grant price, the number and kind of Shares available for Grants under the Plan (including the limits in Article 4), assigning new Grants to Participants, and making a cash payment to Participants. Each adjustment under this section 9.1, once determined by the Administrator, will be final and binding on each affected Participant and the Company. In the event of any conflict between this section and any other provision of this Article 9, this section will control with respect to Equity Restructurings.

9.2	Corporate Transactions. In the event of a Corporate Transaction or a change in any Applicable Laws or accounting principles, the Administrator may take one or more of the following actions as it deems appropriate to prevent dilution or enlargement of the benefits intended under the Plan, to facilitate the Corporate Transaction, or to give effect to changes in Applicable Laws or accounting principles, and the Administrator may treat Participants and Grants, in whole or in part, differently under this section 9.2:

(a)	cancel any Grant in exchange for cash or other property with a value equal to the amount that could have been obtained upon exercise or settlement of the vested portion of the Grant, and, if that amount is equal to or less than zero, terminate the Grant without payment;

(b)	accelerate the vesting and, to the extent applicable, exercisability of any Grant as the Administrator deems appropriate;

(c)	provide for the assumption of any Grant by a Successor Entity, or a parent or subsidiary of such entity, or for the substitution of equivalent grants covering shares of such entity, with adjustments to the number and kind of shares and exercise or purchase price as the Administrator deems appropriate;

(d)	adjust the number and type of Shares, or other securities or property, subject to any outstanding Grants or available for assignment under the Plan, including the limits in Article 4, as the Administrator deems appropriate;

(e)	adjust the terms and conditions of any outstanding Grants, including exercise price, grant price, and performance criteria, as the Administrator deems appropriate;

(f)	replace any Grant with other rights or property as the Administrator deems appropriate; and

(g)	provide that any Grant will terminate and cannot vest, be exercised, or become payable after the applicable event.

9.3	Administrative Stand Still. In connection with any Corporate Transaction or other extraordinary transaction or event affecting the Shares or their price, the Administrator may suspend the exercise of any Grant for up to 60 days before or after such transaction.

9.4	General.

(a)	Except as provided in the Plan or in any action taken by the Administrator under the Plan, no Participant will have any rights arising from any subdivision or consolidation of Shares or other securities, any dividend or distribution, any increase or decrease in the number of Shares or other securities, or any dissolution, liquidation, merger, or consolidation of the Company or other entity.

(b)	Except as set forth in sections 9.1 and 9.2, or in any action taken by the Administrator under the Plan, no issuance by the Company of Shares or other securities (including securities convertible into or exchangeable for Shares), will affect, and no adjustment will be made regarding, the number of Shares subject to a Grant or any Grant’s assignment or exercise price.

(c)	Nothing in the Plan or any Grant Agreement will restrict the Company’s right or power to effect any Corporate Transaction or other change in its capital structure or business, or to issue any securities, including securities convertible into or exchangeable for Shares.

(d)	The Administrator may treat Participants and Grants, in whole or in part, differently under this Article 9.

Article 10
GENERAL TERMS APPLICABLE TO GRANTS

10.1	Grant Agreements. Each Grant will be evidenced in a Grant Agreement delivered through the methods the Administrator determines. A Grant Agreement may contain terms and conditions in addition to those set forth in the Plan.

10.2	Compensation Exchange. A Participant may elect to receive all or part of the cash compensation to which the Participant is entitled from the Company or its Subsidiaries in the form of Grants, if permitted and in accordance with the terms determined by the Administrator. An election under this section 10.2 must be delivered to the Company in the form and manner the Administrator determines.

10.3	Discretion. Except as otherwise provided in the Plan, each Grant may be assigned alone or in combination with any other Grant. The terms and conditions of each Grant need not be identical, and the Administrator need not treat Participants or Grants (or any portion of them) uniformly.

10.4	Insider Trading Policy. All transactions involving Grants or Shares acquired under the Plan are subject to any Company insider trading policy. By accepting a Grant, each Participant agrees to comply with any such policy (including any black-out period or trading restriction) and any Applicable Laws regarding insider trading or market abuse to which the Participant may be subject. Nothing in this Plan affects any Company insider trading policy.

10.5	Claw-back Policy. All Grants, and any compensation received by a Participant in connection with a Grant (including proceeds from the exercise of a Grant or the sale of Shares acquired under a Grant), are subject to any Company claw-back or recoupment policy. By accepting a Grant, each Participant agrees to comply with any such policy and to return any compensation subject to recovery under the policy. Nothing in this Plan affects any Company claw-back or recoupment policy.

10.6	Transferability.

(a)	Grants may not be sold, assigned, transferred, pledged, or otherwise encumbered, whether voluntarily or by operation of law, except as permitted under this section 10.6. Any attempted transfer in violation of this section 10.6 is void. A Participant may transfer a Grant by will or the laws of descent and distribution, and in such case subsection 10.6(c) will apply to the relevant transferee.

(b)	The Administrator may permit additional transfers of Grants on such terms and conditions as the Administrator may determine. Any permitted transfer must be without consideration, except as required by Applicable Laws. A transferred Grant remains subject to all the terms and conditions that applied to the original Participant. The Participant (or transferor) and the permitted transferee must enter into any documents the Administrator requests, on such terms and conditions as the Administrator determines, in connection with the transfer.

(c)	Where the context requires, references to a “Participant” in the Plan include a Participant’s permitted transferee under this section 10.6.

10.7	Conditions on Delivery of Shares.

(a)	The Company will have no obligation to deliver any Shares under the Plan, or to remove restrictions from Shares previously delivered under the Plan, until each of the following conditions have been satisfied:

(1)	all conditions applicable to the Grant have been satisfied or waived;

(2)	the Company has determined that the issuance and delivery comply with all Applicable Laws, including applicable securities laws and the rules of any Stock Exchange on which the Shares are listed; and

(3)	the Participant has duly signed and delivered any representations, agreements, or other documents the Administrator requires or deems appropriate to comply with Applicable Laws.

(b)	If the Company is unable to obtain any authorization from a regulatory body or government agency that the Administrator determines is necessary for the lawful issuance or sale of any securities, the Company will have no liability and will not be responsible for failing to issue or sell such securities to a Participant.

10.8	Share Delivery for Subsidiary Participants. The Company is the issuer of the Shares and the sponsor of the Plan. Where a Participant is a Service Provider of a Subsidiary, the Company will (1) transfer to the Subsidiary the Shares necessary for the Subsidiary to fulfill its obligations under any Grant Agreement to which the Subsidiary is a party, and (2) deliver such Shares to the Participant on behalf of the Subsidiary.

10.9	Grant Settlement. The Administrator may provide that any Grant will be paid or settled in cash, Shares, or a combination of cash and Shares.

10.10	Tax Withholding.

(a)	Each Participant must satisfy any withholding obligations with respect to social security contributions or tax under Applicable Laws arising in connection with a Grant by the later of (1) the date of the event giving rise to the tax or social security liability, and (2) if permitted by Applicable Laws, three business days prior to the date on which the tax or social security liability becomes due by the Company or any of its Subsidiaries. The Company or any of its Subsidiaries may deduct an amount sufficient to satisfy such obligations from any payment otherwise due to the Participant. Subject to the Grant Agreement and Applicable Laws, and unless otherwise determined by the Administrator, each Participant may satisfy any withholding obligations with respect to social security contributions or tax arising in connection with a Grant by one or more of the payment methods set forth in subsections 10.11(a)(1), 10.11(a)(2), 10.11(a)(3), and 10.11(a)(4).

(b)	Withholding obligations with respect to social security contributions or tax will be calculated at the maximum applicable statutory rates, or, if otherwise determined by the Administrator, at a rate no lower than the minimum rate provided for by Applicable Laws. Following the U.S. Listing, for Grants held by individuals subject to Section 16 of the Exchange Act, only the Administrator may authorize a rate above the minimum statutory rate. To the extent the amount withheld from a Participant exceeds the amount remitted to the applicable tax authority by the Company or any of its Subsidiaries on behalf of such Participant, the Participant will be entitled to a refund of the excess amount from the Company or the applicable Subsidiary within 365 days following the date of such withholding, in a manner determined by the Administrator to be appropriate under Applicable Laws.

(c)	The number of Shares sold, delivered, or retained under subsections 10.11(a)(2), 10.11(a)(3) and 10.11(a)(4) will not exceed the number of Shares with a selling price for Shares sold, or Fair Market Value on the date of delivery or retention for Shares delivered or retained, equal to the withholding obligation calculated at the maximum individual statutory tax rate in the applicable jurisdiction, or at such other rate as may be required to avoid liability classification of the Grant under the Generally Accepted Accounting Principles in the U.S. If the Participant acquired the Shares from the Company in accordance with section 10.2, the Shares must have been held for the minimum period required under applicable accounting rules. Shares sold, delivered, or retained will be rounded up to the nearest whole Share to the extent rounding does not result in liability classification of the Grant under the Generally Accepted Accounting Principles in the U.S.

10.11	Payment Methods.

(a)	Subject to the Grant Agreement and Applicable Laws, and unless otherwise determined by the Administrator, each Participant may pay the applicable exercise price of a Grant and the purchase price of Shares or Restricted Stock pursuant to the Plan as follows:

(1)	wire transfer of immediately available funds;

(2)	if there is a public market for Shares at the relevant time, consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan, in which case, the Company may instruct a broker acceptable to the Company to sell, on the applicable Participant’s behalf, the Shares necessary to cover the exercise price and remit the proceeds to the Company or its designee;

(3)	to the extent permitted by the Administrator, delivery of Shares owned by the Participant valued at Fair Market Value on the date of delivery, subject to any applicable taxes on any capital gain realized by the Participant upon the delivery of such Shares;

(4)	to the extent permitted by the Administrator, surrender of Shares assigned to the Participant but deliverable in connection with the Grant valued at their Fair Market Value on the date of surrender, subject to any applicable taxes on any capital gain realized by the Participant upon the surrender of such Shares;

(5)	to the extent permitted by the Administrator, any other property that the Administrator determines is good and valuable consideration; or

(6)	any combination of the above payment methods, and any other payment method permitted by Applicable Laws, in each case as the Administrator approves.

(b)	Each Participant’s acceptance of a Grant constitutes the Participant’s authorization for the Company and the broker to complete the transactions in this section 10.11.

10.12	Broker-Assisted Sales.

This section applies to any broker-assisted sale of Shares in connection with amounts owed by a Participant under the Plan or any Grant, including under subsections 10.10(a) and 10.11(a)(2) to the extent there is a public market for Shares at the relevant time:

(1)	Shares to be sold will be sold on the day the payment obligation first becomes due, or as soon thereafter as practicable.

(2)	Shares may be sold as part of a block trade with other Participants, in which all participants in the block trade receive an average price.

(3)	The Participant will be responsible for all broker’s fees and other costs of sale. By accepting a Grant, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale.

(4)	If the proceeds of a sale exceed the amounts owed, the Company will pay the excess to the Participant as soon as reasonably practicable.

(5)	The Company and its designees will have no obligation to arrange for a sale at any particular price.

(6)	If the proceeds of a sale are insufficient to satisfy the Participant’s obligation, the Participant must pay the shortfall to the Company immediately upon demand.

Article 11
MISCELLANEOUS

11.1	No Right to Employment or Grants. Nothing in the Plan or any Grant Agreement gives any person the right to receive, respectively, a Grant or, having received a Grant, the right to receive any additional Grant, regardless of whether Grants have been provided repeatedly or at regular intervals. The Company or any of its Subsidiaries may suspend or discontinue the assignment of Grants at any time for any reason, without prior notice and without incurring any liability to the Participant. The assignment of a Grant does not give the Participant the right to continued employment or any other relationship with the Company or any of its Subsidiaries. The Company and each of its Subsidiaries may at any time terminate their relationship with a Participant, free from any liability or claim under the Plan or any Grant, except as it may be provided in the applicable Grant Agreement.

11.2	No Right to Compensation. Nothing in the Plan or any Grant Agreement gives Participants any rights to compensation or damages, including for any loss or potential loss that a Participant may suffer by reason of the expiration, lapsing, forfeiture, cancelation, or termination of any Grants or Shares as a result of the termination of the Plan or the Participant’s Termination of Service for any reason, even if the Termination of Service is subsequently held to be wrongful or unfair.

11.3	No Right as Shareholder. Subject to the Grant Agreement, no Participant will have any rights as a shareholder with respect to Shares to be issued under or subject to a Grant until the Participant becomes a “Shareholder (Socio)” under the Company’s bylaws.

11.4	Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any of its Subsidiaries except as expressly provided in writing in such other plan or any agreement related to it or in the applicable Grant Agreement.

11.5	Lock-Up Period. Following a U.S. Listing or in connection with any public offering of the Company’s securities, the Company may, at the request of any underwriter representative or otherwise, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

11.6	Certificates. Unless otherwise determined by the Administrator or required by Applicable Laws, the Company will have no obligation to deliver certificates evidencing Shares issued in connection with any Grant and such Shares may be recorded in book-entry form. The Company may place any legends or restrictions on Shares issued under the Plan, whether in certificate or book-entry form, that the Administrator deems necessary or appropriate to comply with Applicable Laws.

11.7	Amendment, Suspension, and Termination.

(a)	The Board may amend, suspend, or terminate the Plan on one or more occasions. No amendment may materially and adversely affect any outstanding Grant without the affected Participant’s consent, unless the change is permitted under Article 9. Notwithstanding the foregoing, the Board will obtain shareholder approval of any Plan amendment to the extent required by Applicable Laws, including any amendment that increases the Overall Share Limit.

(b)	The Administrator may amend, modify, or terminate any outstanding Grant, including by substituting it with another Grant of the same or a different type, or by changing the exercise or settlement date. No amendment may materially and adversely affect any outstanding Grant without the affected Participant’s consent, unless the change is permitted under Article 9.

(c)	Notwithstanding anything to the contrary in the Plan, the Administrator may not, without the approval of the shareholders of the Company, (1) reduce the applicable exercise price of a Grant, or (2) cancel any outstanding Stock Options or Stock Appreciation Rights in exchange for (A) cash, (B) Stock Options or Stock Appreciation Rights with an exercise price that is lower than the exercise price of the original Stock Options or Stock Appreciation Rights, or (C) other Grants.

11.8	Effective Date and Term.

(a)	The Plan becomes effective on the date of approval of the Plan by a shareholder meeting of the Company.

(b)	Unless the Board terminates the Plan earlier in accordance with subsection 11.7(a), the Plan will terminate ten years from the date it becomes effective in accordance with subsection 11.8(a). No Grants may be assigned during any period of suspension or after termination of the Plan. Grants outstanding before any suspension or termination may remain outstanding and will continue to be governed by the Plan and the applicable Grant Agreement as in effect immediately before the suspension or termination.

11.9	Indemnification. To the extent permitted by Applicable Laws and the Organizational Documents, the Company will indemnify and hold harmless each member of the Administrator from any loss, cost, liability, or expense arising from any claim, action, or proceeding to which the member is or may become a party by reason of any action taken or omitted in connection with the Plan. The member will provide the Company a reasonable opportunity, at the Company’s expense, to assume the defense of the claim before undertaking to handle the defense independently. This indemnification is in addition to any other indemnification rights available to the member of the Administrator under the Organizational Documents, Applicable Laws, any indemnification agreement, or otherwise.

11.10	Severability. If any provision of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Plan, the Plan will be construed and enforced as if the illegal or invalid provision had not been included, and the illegal or invalid action will be null and void.

11.11	Conformity to Applicable Laws. The Plan is intended to conform with Applicable Laws to the extent necessary. Notwithstanding anything to the contrary in the Plan or in the Grant Agreements, the Plan and all Grants will be administered in conformance with Applicable Laws. To the extent permitted under Applicable Laws, the Plan and all Grant Agreements will be deemed amended as necessary to conform to Applicable Laws.

11.12	Headings. The headings in the Plan are for convenience of reference only and do not affect the interpretation of the Plan.

11.13	Plan Documents. If any conflict arises between the Plan and any of its sub-plans, the sub-plan will govern for the Participants subject to the sub-plan. If any conflict arises between the Plan and any Grant Agreement or other written agreement between a Participant and the Company or any of its Subsidiaries that the Administrator has approved, the Plan will govern, unless that agreement provides that a specific provision of the Plan does not apply.

11.14	Governing Law. The Plan and all Grants will be governed by and interpreted in accordance with the laws of Italy, without giving effect to principles of conflicts of laws.

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